Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Xin Lin, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of SGB International Holdings Inc. for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SGB International Holdings Inc..

Date: July 13, 2009

/s/ Xin Lin
Xin Lin
President, CEO, CFO and Director
Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SGB International Holdings Inc. and will be retained by SGB International Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.